Exhibit 99.1

Contacts:

Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com

Zimmer Reports Fourth Quarter and 2011 Financial Results

•	Net Sales of $1.17 billion for the fourth quarter increased by 2.9% reported over the prior year period (2.4% constant currency)

•	Diluted EPS for the fourth quarter were $0.87 reported, an increase of 383.3% over the prior year period, and $1.36 adjusted, an increase of 7.1% over the prior year period

•	Net Sales of $4.45 billion for the full year represent an increase of 5.5% reported over the prior year (2.6% constant currency)

•	Diluted EPS for the full year were $4.03 reported, an increase of 35.7% over the prior year, and $4.80 adjusted, an increase of 10.9% over the prior year

(WARSAW, IN) January 26, 2012—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter and year ended December 31, 2011. The Company reported fourth quarter net sales of $1.17 billion, an increase of 2.9% reported and 2.4% constant currency over the fourth quarter of 2010. Diluted earnings per share for the quarter were $0.87 reported and $1.36 adjusted, an increase of 7.1% adjusted over the prior year period. Full-year net sales were $4.45 billion, an increase of 5.5% reported and an increase of 2.6% constant currency over the prior year. Diluted earnings per share for the year were $4.03 reported and $4.80 adjusted, an increase of 10.9% adjusted over the prior year.

“Zimmer achieved a solid finish to 2011, driven by above-market performance in our Europe, Middle East and Africa and Asia Pacific businesses, as well as the ongoing positive contribution of innovative and proprietary product introductions across our musculoskeletal portfolio,” said David Dvorak, Zimmer President and CEO. “We expect to deliver sustained growth in sales, earnings and cash flow in 2012 through continued execution of the Company’s strategic priorities, including growth initiatives, transformation programs and disciplined capital allocation.”

Net earnings for the fourth quarter were $156.6 million on a reported basis and $245.0 million on an adjusted basis, a decrease of 2.2% adjusted from the prior year period. Operating cash flow for the fourth quarter was $393.1 million. Net earnings for the full year 2011 were $760.8 million on a reported basis and $905.6 million on an adjusted basis, an increase of 3.9% adjusted over the prior year period. Operating cash flow for the full year was $1,176.9 million.

In the fourth quarter, the Company recorded an additional $108.0 million provision for known and anticipated worldwide claims related to the Durom® Acetabular Component. Adjusted 2011 figures in this release exclude the impact of this provision.

During the quarter, the Company utilized $143.3 million of cash to acquire 2.7 million shares of common stock. Consequently, for the full year 2011, the Company utilized $1.05 billion of cash to acquire 18.9 million shares. As previously announced, the Board of Directors has approved a new share repurchase program that authorizes purchases of up to $1.5 billion of the Company’s common stock through December 31, 2014.

The Company announced during the fourth quarter that it is initiating a quarterly cash dividend in 2012. The initial quarterly dividend of $0.18 per share will be paid on or about April 27, 2012, to stockholders of record on March 30, 2012.

The Company completed the acquisition of ExtraOrtho, Inc., including its external fixation line, XtraFix® External Fixation System, in the fourth quarter.

Guidance

The Company expects full-year revenues for 2012 to increase between 2% and 4% on a constant currency basis. The Company estimates that foreign currency translation will decrease revenues by approximately 1% for the full year 2012, resulting in reported revenue growth between 1% and 3%. Full-year 2012 diluted earnings per share are projected to be in a range of $4.75 to $4.95 on a reported basis and $5.20 to $5.40 on an adjusted basis.

In 2012, the Company expects to continue global restructuring and transformation initiatives designed to streamline business operations and support functions. Savings from these initiatives will enable the Company to accelerate investments in innovation and commercialization of new products and technologies, expand global sales channels and drive sustained growth in earnings and cash flow. The programs to be completed in 2012 are expected to generate annualized pre-tax savings of more than $80 million, including $30 million to $40 million to be realized in 2012.

The Company expects to record 2012 pre-tax charges of approximately $100 million as details of the various programs are finalized and implemented. In addition, the Company expects to incur approximately $10 million in certain acquisition and integration costs connected with the acquisitions of ExtraOrtho, Inc., Synvasive Technology, Inc. and third party distributors around the world.

Conference Call

The Company will conduct its fourth quarter 2011 investor conference call today, January 26, 2012, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. A digital recording will be available two hours after the completion of the conference call from January 26, 2012, to February 9, 2012. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID 36686191. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.

Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and full year on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2011

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$620	—%	—%
Europe	338	5	6
Asia Pacific	209	10	5

Total	1,167	3	2

Product Categories
Reconstructive
Americas	456	(2)	(2)
Europe	267	5	6
Asia Pacific	154	11	6

Total	877	2	2

Knees
Americas	270	(4)	(4)
Europe	128	5	6
Asia Pacific	77	9	6

Total	475	—	—

Hips
Americas	153	—	—
Europe	131	6	6
Asia Pacific	74	13	7

Total	358	5	4

Extremities	44	10	9
Dental	64	2	2
Trauma	77	12	11
Spine	56	(6)	(6)
Surgical and other	93	7	5

NET SALES - YEAR ENDED DECEMBER 31, 2011

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$2,441	—%	—%
Europe	1,214	10	5
Asia Pacific	797	16	6

Total	4,452	5	3

Product Categories
Reconstructive
Americas	1,793	(1)	(1)
Europe	961	10	5
Asia Pacific	590	16	6

Total	3,344	4	1

Knees
Americas	1,067	(4)	(4)
Europe	463	10	6
Asia Pacific	295	13	4

Total	1,825	2	(1)

Hips
Americas	601	2	2
Europe	471	9	3
Asia Pacific	284	19	9

Total	1,356	7	4

Extremities	163	9	7
Dental	248	13	12
Trauma	286	16	13
Spine	225	(4)	(6)
Surgical and other	349	9	6

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2011 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 8,500 employees worldwide.

###

Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up, the provision for certain Durom® Acetabular Component product claims, special items and certain tax adjustments. Included in special items are acquisition and integration costs as well as employee termination benefits, consulting and professional fees, certain contract terminations and asset impairment charges connected with global restructuring and transformation initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Corporate Integrity Agreement through September 2012; the success of our quality and operational improvement initiatives; the outcome of the investigation by the U.S. government into Foreign Corrupt Practices Act matters announced in October 2007; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the impact of health care reform measures in the U.S. including the impact of the new excise tax on medical devices, reductions in reimbursement levels from third-party payors and cost-containment efforts of health care purchasing organizations; our ability to retain the independent agents and distributors who market our products; and changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 and 2010

(in millions, except per share amounts, unaudited)

	2011	2010	% Inc/(Dec)
Net Sales	$1,167.3	$1,134.7	3%
Cost of products sold	303.2	274.1	11

Gross Profit	864.1	860.6	0

Research and development	65.0	56.5	15
Selling, general and administrative	461.9	461.6	0
Certain claims	107.8	—	100
Goodwill impairment	—	204.0	(100)
Special items	28.2	15.6	81

Operating expenses	662.9	737.7	(10)

Operating Profit	201.2	122.9	64
Interest expense, net	12.7	13.4	(6)

Earnings before income taxes	188.5	109.5	72
Provision for income taxes	32.4	74.6	(57)

Net earnings	156.1	34.9	347
Less: Net loss attributable to noncontrolling interest	(0.5)	—	100

Net Earnings of Zimmer Holdings, Inc.	$156.6	$34.9	348

Earnings Per Common Share
Basic	$0.88	$0.18	389
Diluted	$0.87	$0.18	383
Weighted Average Common Shares Outstanding
Basic	178.7	196.3
Diluted	179.6	197.4

Certain amounts in the 2010 consolidated statement of earnings have been reclassified to conform to the 2011 presentation.

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2011 and 2010

(in millions, except per share amounts, unaudited)

	2011	2010	% Inc/(Dec)
Net Sales	$4,451.8	$4,220.2	5%
Cost of products sold	1,122.0	1,012.2	11

Gross Profit	3,329.8	3,208.0	4

Research and development	238.6	218.5	9
Selling, general and administrative	1,834.1	1,759.1	4
Certain claims	157.8	75.0	110
Goodwill impairment	—	204.0	(100)
Special items	75.2	34.7	117

Operating expenses	2,305.7	2,291.3	1

Operating Profit	1,024.1	916.7	12
Interest expense, net	45.2	56.5	(20)

Earnings before income taxes	978.9	860.2	14
Provision for income taxes	218.9	263.3	(17)

Net earnings	760.0	596.9	27
Less: Net loss attributable to noncontrolling interest	(0.8)	—	100

Net Earnings of Zimmer Holdings, Inc.	$760.8	$596.9	27

Earnings Per Common Share
Basic	$4.05	$2.98	36
Diluted	$4.03	$2.97	36
Weighted Average Common Shares Outstanding
Basic	187.6	200.0
Diluted	188.7	201.1

Certain amounts in the 2010 consolidated statement of earnings have been reclassified to conform to the 2011 presentation.

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31,	December 31,
	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$768.3	$668.9
Short-term investments	455.5	265.1
Receivables, net	838.8	775.9
Inventories, net	929.8	936.4
Other current assets	284.2	363.4

Total current assets	3,276.6	3,009.7

Property, plant and equipment, net	1,207.3	1,213.8
Goodwill	2,626.0	2,580.8
Intangible assets, net	798.5	827.1
Other assets	606.9	368.5

Total Assets	$8,515.3	$7,999.9

Liabilities and Shareholders’ Equity

Current liabilities	$723.8	$702.5
Short-term debt	143.3	—
Other long-term liabilities	557.4	384.0
Long-term debt	1,576.0	1,142.1
Shareholders’ equity	5,514.8	5,771.3

Total Liabilities and Shareholders’ Equity	$8,515.3	$7,999.9

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011 and 2010

(in millions, unaudited)

	2011	2010
Cash flows provided by (used in) operating activities
Net earnings	$760.0	$596.9
Depreciation and amortization	359.9	340.2
Goodwill impairment	—	204.0
Share-based compensation	60.5	62.0
Income tax benefits from employee stock compensation plans	12.9	4.2
Excess income tax benefits from employee stock compensation plans	(5.0)	(1.3)
Inventory step-up	11.4	1.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(5.1)	(64.8)
Receivables	(63.2)	(33.0)
Inventories	7.2	25.8
Accounts payable and accrued expenses	20.0	(0.8)
Other assets and liabilities	18.3	58.9

Net cash provided by operating activities	1,176.9	1,193.5

Cash flows provided by (used in) investing activities
Additions to instruments	(155.4)	(192.5)
Additions to other property, plant and equipment	(113.8)	(79.2)
Purchases of investments	(662.1)	(413.3)
Sales of investments	394.8	67.5
Investments in other assets	(87.9)	(109.4)

Net cash used in investing activities	(624.4)	(726.9)

Cash flows provided by (used in) financing activities
Proceeds from issuance of notes	549.3	—
Net proceeds under revolving credit facilities	0.5	(2.2)
Debt issuance costs	(4.0)	—
Proceeds from employee stock compensation plans	43.4	16.9
Excess income tax benefits from employee stock compensation plans	5.0	1.3
Repurchase of common stock	(1,050.0)	(505.6)

Net cash used in financing activities	(455.8)	(489.6)

Effect of exchange rates on cash and cash equivalents	2.7	0.2

Increase (decrease) in cash and cash equivalents	99.4	(22.8)
Cash and cash equivalents, beginning of period	668.9	691.7

Cash and cash equivalents, end of period	$768.3	$668.9

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2011 and 2010

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Inc	2011	2010	% Inc
Americas	$620.4	$623.4	—%	$2,440.8	$2,431.6	—%
Europe	338.1	321.1	5	1,214.5	1,099.5	10
Asia Pacific	208.8	190.2	10	796.5	689.1	16

Total	$1,167.3	$1,134.7	3	$4,451.8	$4,220.2	5

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2011 and 2010

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Inc/(Dec)	2011	2010	% Inc/(Dec)
Reconstructive
Knees	$475.3	$473.7	—%	$1,825.1	$1,789.9	2%
Hips	357.7	342.2	5	1,355.6	1,262.3	7
Extremities	43.8	39.9	10	163.4	150.1	9

	876.8	855.8	2	3,344.1	3,202.3	4

Dental	63.5	62.4	2	248.1	219.0	13
Trauma	77.3	69.2	12	285.8	245.5	16
Spine	56.5	60.0	(6)	225.0	234.4	(4)
Surgical and other	93.2	87.3	7	348.8	319.0	9

Total	$1,167.3	$1,134.7	3	$4,451.8	$4,220.2	5

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended December 31, 2011
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	—%	—%	—%
Europe	5	(1)	6
Asia Pacific	10	5	5
Total	3	1	2

Product Categories
Reconstructive
Americas	(2)	—	(2)
Europe	5	(1)	6
Asia Pacific	11	5	6
Total	2	—	2

Knees
Americas	(4)	—	(4)
Europe	5	(1)	6
Asia Pacific	9	3	6
Total	—	—	—

Hips
Americas	—	—	—
Europe	6	—	6
Asia Pacific	13	6	7
Total	5	1	4

Extremities	10	1	9
Dental	2	—	2
Trauma	12	1	11
Spine	(6)	—	(6)
Surgical and other	7	2	5

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Year Ended December 31, 2011
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	—%	—%	—%
Europe	10	5	5
Asia Pacific	16	10	6
Total	5	2	3

Product Categories
Reconstructive
Americas	(1)	—	(1)
Europe	10	5	5
Asia Pacific	16	10	6
Total	4	3	1

Knees
Americas	(4)	—	(4)
Europe	10	4	6
Asia Pacific	13	9	4
Total	2	3	(1)

Hips
Americas	2	—	2
Europe	9	6	3
Asia Pacific	19	10	9
Total	7	3	4

Extremities	9	2	7
Dental	13	1	12
Trauma	16	3	13
Spine	(4)	2	(6)
Surgical and other	9	3	6

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended December 31, 2011 and 2010

(in millions, unaudited)

	Three Months Ended December 31,
	2011	2010
Net Earnings of Zimmer Holdings, Inc.	$156.6	$34.9
Inventory step-up	1.8	0.1
Certain claims	107.8	—
Goodwill impairment	—	204.0
Special items	28.2	15.6
Taxes on inventory step-up, certain claims and special items	(49.4)	(4.0)

Adjusted Net Earnings	$245.0	$250.6

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Year Ended December 31, 2011 and 2010

(in millions, unaudited)

	Year Ended December 31,
	2011	2010
Net Earnings of Zimmer Holdings, Inc.	$760.8	$596.9
Inventory step-up	11.4	1.4
Certain claims	157.8	75.0
Goodwill impairment	—	204.0
Special items	75.2	34.7
Taxes on inventory step-up, certain claims and special items and tax adjustments related to resolution of certain tax matters*	(99.6)	(40.4)

Adjusted Net Earnings	$905.6	$871.6

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended December 31, 2011 and 2010

(unaudited)

	Three Months Ended December 31,
	2011	2010
Diluted EPS	$0.87	$0.18
Inventory step-up	0.01	—
Certain claims	0.60	—
Goodwill impairment	—	1.03
Special items	0.16	0.08
Taxes on inventory step-up, certain claims and special items	(0.28)	(0.02)

Adjusted Diluted EPS	$1.36	$1.27

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Year Ended December 31, 2011 and 2010

(unaudited)

	Year Ended December 31,
	2011	2010
Diluted EPS	$4.03	$2.97
Inventory step-up	0.06	0.01
Certain claims	0.84	0.37
Goodwill impairment	—	1.01
Special items	0.40	0.17
Taxes on inventory step-up, certain claims and special items and tax adjustments related to resolution of certain tax matters*	(0.53)	(0.20)

Adjusted Diluted EPS	$4.80	$4.33

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2012 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

	Low	High
Projected Year Ended December 31, 2012:
Diluted EPS	4.75	4.95
Special items	0.61	0.61
Taxes on special items	(0.16)	(0.16)

Adjusted Diluted EPS	$5.20	$5.40

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.